Exhibit 99.1

PRESS RELEASE

April 19, 2018

FOR IMMEDIATE RELEASE

Contact:	Thomas H. Pohlman, CHAIRMAN, President & CEO	Thomas.Pohlman@amesnational.com
	Ames national corporation	(515) 232-6251

FIRST NATIONAL BANK, AMES, IOWA SIGNS A STOCK PURCHASE AGREEMENT TO ACQUIRE CLARKE COUNTY STATE BANK IN OSCEOLA, IOWA

Ames, Iowa. On April 19, 2018, First National Bank, Ames, Iowa, a 100% owned subsidiary of Ames National Corporation, entered into a Stock Purchase Agreement to acquire Clarke County State Bank in Osceola, Iowa.  The Agreement provides for the purchase of 100% of the outstanding stock of Clarke County State Bank, which has assets of approximately $111 million, including loans of roughly $78 million and deposit accounts of approximately $99 million. Following the stock acquisition, Clarke County State Bank will be merged into First National Bank, and the Clarke County State Bank offices in Osceola and Murray, Iowa will become offices of First National Bank.

"We're excited about the opportunity to grow our client base and expand our community banking model in the Osceola area,” said Thomas H. Pohlman, Chairman, President and Chief Executive Officer at Ames National Corporation. “Community banking with local decisions is the basis of our banking philosophy. This philosophy provides our Banks the opportunity to customize products and services to meet customer and community needs in the unique markets they serve. Our Banks are focused on providing personal, responsive service coupled with the latest in banking technology. This approach has served our Banks and customers well over the past 43 years as Ames National Corporation has grown to over $1.4 billion in assets.”

Scott T. Bauer, President of First National Bank commented, “Clarke County State Bank and First National Bank both have a long history of expertise in community banking. We are pleased to bring this experience and knowledge together into one organization.” Bauer continued, “David Selene, President at Clarke County State Bank, along with his management team, will continue to lead the bank offices in Osceola and Murray. They have built a successful organization, and we are looking forward to working together with their team.”

Pohlman noted, "With our strong capital position, Ames National Corporation is actively seeking growth opportunities to enhance shareholder value, and we believe the Clarke County State Bank offices will be an excellent fit for our community banking model. We will work closely with employees of Clarke County State Bank to ensure a smooth transition and continue to deliver an exceptional customer service experience and innovative products and services.

The transaction is expected to close in the third quarter of 2018, subject to regulatory approval and other customary closing conditions.

About Ames National Corporation

Ames National Corporation is listed on the NASDAQ Capital Market under the ticker symbol, ATLO. The Corporation banks include: First National Bank, Ames, Boone Bank & Trust Co., Boone, State Bank & Trust Co., Nevada, Reliance State Bank, Story City, and United Bank & Trust, Marshalltown. Additional information about Ames National Corporation can be found at www.amesnational.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides Ames National Corporation (the “Company”) with the opportunity to make cautionary statements regarding forward-looking statements contained in this Press Release, including forward-looking statements concerning the proposed acquisition of Clarke County State Bank (the “Bank”) and the integration of the Bank’s operations into the Company’s operations and the Company’s future financial performance and asset quality. Any forward-looking statement contained in this Press Release is based on management’s current beliefs, assumptions and expectations of the Company’s future plans and performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s plans for the proposed acquisition or the Company’s business, financial condition, liquidity, results of operations, asset quality and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the Company plans and results include, but are not limited to, the following: the Company’s ability to successfully integrate the Bank’s operations into the Company’s operations on a timely and cost effective basis; economic conditions, particularly in the concentrated geographic area in which the Company and its affiliate banks operate; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K. Management intends to identify forward-looking statements when using words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “should”, “forecasting” or similar expressions. Undue reliance should not be placed on these forward-looking statements. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.